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                                                             Exhibit 10(iii)A(b)


                       NONQUALIFIED STOCK OPTION AGREEMENT




     THIS AGREEMENT, made as of the 3rd day of January, 1996 (the "Grant Date"),
between  National  Service  Industries,   Inc.,  a  Delaware   corporation  (the
"Company"), and James S. Balloun (the "Optionee").

     WHEREAS, the Company has adopted the National Service Industries, Inc. Long-Term Incentive Program (the "Program") in order to provide additional incentive to certain officers and employees of the Company and its Subsidiaries; and

     WHEREAS, the Committee responsible for administration of the Program has determined to grant an option to the Optionee as provided herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant of Option.

          1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 250,000 whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

          1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

          1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Program (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Program.

     2. Purchase Price.

          The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $32.50 per Share.

     3. Duration of Option.

          The  Option  shall be  exercisable  to the  extent  and in the  manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.
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                                                             Exhibit 10(iii)A(b)



     4. Exercisability of Option.

          Unless otherwise provided in this Agreement or the Program, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, 85,000 Shares covered by the Option on or after August 31, 1996, an additional 85,000 Shares covered by the Option on or after August 31, 1997, and an additional 80,000 Shares covered by the Option on or after August 31, 1998, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided during the remaining period of the Exercise Term.

     5. Manner of Exercise and Payment.

          5.1 Subject to the terms and conditions of this Agreement and the Program, the Option may be exercised by delivery of written notice to the Company at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check, or by transferring Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted.

          5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to
Section 17 of the Program, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

          5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

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                                                             Exhibit 10(iii)A(b)



     6. Termination of Employment.

          6.1 Death, Disability, or Change in Control. If the employment of the Optionee is terminated as a result of his death, Disability, or within two (2) years following a Change in Control, the Option shall continue to be exercisable in whole or in part (to the extent exercisable on the date of the Optionee's termination of employment) at any time within three (3) years after the date of such termination of employment, but in no event after the expiration of the Exercise Term. In the event of the Optionee's death, the Option shall be exercisable, to the extent provided in the Program and this Agreement, by the legatee or legatees under his will, or by his personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.

          6.2 Retirement at Age Sixty-five (65). If the employment of the Optionee is terminated as a result of Optionee's Retirement (on or after Optionee's sixth-fifth (65th) birthday), the Option shall continue to be exercisable in whole or in part (to the extent exercisable on the date of the Optionee's termination of employment) at any time within five (5) years after the date of such termination of employment, but in no event after the expiration of the Exercise Term.

          6.3 Termination Without Cause. In the event of the Company's termination of Optionee's employment without Cause, and other than as provided in Sections 6.1 and 6.2 above, the Option shall become immediately and fully exercisable. "Cause" shall mean any act(s) on Optionee's part that constitutes fraud, a felony involving dishonesty, a breach of fiduciary duty, or gross malfeasance or habitual neglect of Optionee's duties for the Company; provided that (i) Optionee has been given written notice of such actions constituting Cause at least fifteen (15) days prior to any meeting of the Board of Directors of the Company at which his termination is to be considered; (ii) Optionee has been given the opportunity to be heard by the Board; and (iii) Optionee's termination for Cause is evidenced by a resolution adopted by two-thirds of the Board.

          6.4 Termination of Option. If the employment of the Optionee is terminated for any reason other than the reasons set forth in Sections 6.1 and
6.2 (including the Optionee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division), the Option shall terminate on the date of the Optionee's termination of employment, whether or not exercisable.

     7. Effect of Change in Control and Termination of Employment Without Cause

          Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, (i) the Option shall become immediately and fully exercisable, and (ii) the Optionee will be permitted to surrender for cancellation, within sixty (60) days after such Change in Control, the Option or
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                                                             Exhibit 10(iii)A(b)



any portion of the Option to the extent not yet exercised and the Optionee shall be entitled to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of the surrender, of the Shares subject to the Option or portion of the Option surrendered or (y) the Adjusted Fair Market Value of the Shares subject to the Option or the portion of the Option surrendered, over (B) the aggregate purchase price for such Shares under the Option; provided, however, that if the Option was granted within six (6) months prior to the Change in Control and the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the Optionee shall be entitled to surrender for cancellation the Option or any portion of the Option during the sixty (60) day period following the expiration of six (6) months from the Grant Date and to receive the amount described above with respect to such surrender for cancellation.

     8. Nontransferability.

          The Option shall not be transferable other than-by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Option may be transferred, in whole or in part, without consideration, by written instrument signed by the Optionee, to any members of the immediate family of Optionee (i.e., spouse, children and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members (the "Permitted Transferees"). Appropriate evidence of any such transfer to the Permitted Transferees shall be delivered to the Company at its principal executive office. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee, or, if applicable, by the Permitted Transferees.

     9. No Right to Continued Employment.

          Nothing in this Agreement or the Program shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Program interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

     10. Adjustments.

          In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 11 of the Program and shall be effective and final, binding, and conclusive for all purposes of the Program and this Agreement.
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                                                             Exhibit 10(iii)A(b)



     11. Terminating Events.

          Subject to Section 7 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of Shares was entitled to receive in the Transaction.

     12. Withholding of Taxes.

          12.1 The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state, and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value on the date preceding the Tax Date (as defined below) equal to the Withholding Taxes, provided that (i) if the Optionee may be subject to liability under
Section 16(b) of the Exchange Act (unless his or her employment was terminated due to Disability or death), (A) the Optionee makes the Tax Election at least six (6) months after the Grant Date and (B) the Tax Election is made either at least six (6) months prior to the date that the amount of the Withholding Taxes are determined (the "Tax Date") or during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings, (ii) the Tax Election is made prior to the Tax Date, and (iii) the Tax Election is irrevocable; provided, however, in the event that the Tax Date occurs subsequent to the exercise of the Option, the Optionee shall tender back to the Company on the Tax Date that number of Shares having a Fair Market Value on the date preceding the Tax Date equal to the Withholding Taxes.

     13. Employee Bound by the Program.

          The Optionee hereby acknowledges receipt of a copy of the Program and agrees to be bound by all the terms and provisions thereof.

     14. Modification of Agreement.

          This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
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                                                             Exhibit 10(iii)A(b)



     15. Severability.

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue it full force in accordance with their terms.

     16. Governing Law.

          The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     17. Successors in Interest.

          This Agreement shall inure to the benefit of and be binding upon each successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives and Permitted Transferees. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Optionee's heirs, executors, administrators, successors, and Permitted Transferees.

     18. Resolution of Disputes.

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on the Optionee and the Company for all purposes.


ATTEST:                             NATIONAL SERVICE INDUSTRIES, INC.



/s/ Carol Ellis Morgan              By: /s/ John G. Medlin, Jr
    Assistant Secretary                     John G. Medlin, Jr.
                                            Chairman, Executive Resource,
                                            Compensation and Nominating
                                            Committee of The Board of Directors


                                            /s/ James S. Balloun
                                            Name of Optionee:  James S. Balloun